                                                                    Exhibit 10.1

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

[ASPECT MEDICAL SYSTEMS LOGO]                        [BRINGING INSIGHT OUT LOGO]

                     OEM DEVELOPMENT AND PURCHASE AGREEMENT

Agreement dated this 24th day of July 2003, by and between Aspect Medical Systems, Inc., a Delaware corporation with its principal offices located at 141 Needham Street, Newton, Massachusetts ("Aspect") and Datascope Corp., a Delaware corporation with its principal offices located at 800 MacArthur Boulevard, Mahwah, NJ ("Datascope") for the purchase and/or license by Datascope Corp. of products under the terms and conditions contained in this Agreement.

1    BACKGROUND

         1.1 Aspect is a developer, manufacturer and distributor of medical devices, equipment, related hardware, software and related products and accessories.

         1.2 Datascope is a developer, manufacturer and distributor of medical devices, equipment, related hardware, software and related products and accessories, including patient monitors.

         1.3 Datascope desires to integrate Aspect's BIS technology into Datascope's multiparameter patient monitors.

         1.4 Aspect agrees to sell and/or license to Datascope the products described below, subject to the terms and conditions contained in this Agreement.

2    DEFINITIONS.

         2.1 "Aspect's Bispectral Index" or "BIS" is Aspect's proprietary processed EEG parameter that may be used as an aid in monitoring the effects of certain anesthetic agents.

         2.2 "Datascope Patient Monitor" means any multi-parameter patient monitoring system manufactured by or for Datascope . When the [**] Development Project is complete, the Datascope [**] System will allow the Datascope Patient Monitor to display BIS and provide setup and operation information (user interface), alarming, and network connectivity.

         2.3      [**].

         2.4 "Aspect [**] Kit" is the Aspect components of the Datascope [**] System that are developed and manufactured by or for Aspect and licensed/sold to Datascope under this Agreement including [**]

         2.5 "Monitor Cable" is the cable that connects the [**] to the Datascope patient

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            ASPECT / DATASCOPE OEM DEVELOPMENT AND PURCHASE AGREEMENT

                  monitor. This cable will be jointly designed by Aspect and Datascope and supplied by Datascope or its manufacturer for final assembly with the Aspect [**] Kit.

         2.6 "Datascope [**] System" is the combined Aspect [**] Kit and Monitor Cable.

         2.7 "Aspect BIS Sensor" means a single use disposable sensor manufactured by Aspect for use with the Aspect [**] Kit in the OR and ICU that is required to generate Aspect's Bispectral Index. These sensors include the BIS Quatro Sensor, the BIS Extend Sensor and the BIS Pediatric Sensor.

         2.8 "Aspect BIS Engine" is the processing unit for deriving BIS data from the raw EEG signal and consists of a PC board and connectors. This component is used in OEM modules to provide the BIS index on modular patient monitoring systems.

         2.9 "Aspect Products" means Aspect [**] Kit and any other product that can be ordered by Datascope as listed in Exhibit A (Aspect Products and Purchase Prices).

         2.10 "Software" means Aspect software programs in binary code form that are designed for use with the Aspect [**] Kit.

         2.11     "Documentation" means the [**] Serial Interface Specification.

         2.12 "Party" or "Parties" shall mean Aspect and Datascope each individually or jointly.

3.   [**] DEVELOPMENT PROJECT.

         3.1      Project Management.

                  3.1.1 Each Party shall appoint a "Project Manager" who shall oversee and manage the joint project on a day-to-day basis.

                  3.1.2 The Project Managers shall meet regularly based on the project needs to assess the project status and discuss and resolve any issues or problems. These meetings may be held face-to-face or as telephone or video conferences. In addition to this, Datascope shall have the right, but no more than once per year, to do an audit of Aspect's facility, procedures, manufacturing operations and vendors for regulatory purposes.

                  3.1.3 Each Party shall bear its own communication and travel costs.

                  3.1.4 All communication in conjunction with this Agreement shall be directed to the appropriate person and address as listed in Exhibit C (Contact Persons/Addresses).

         3.2      Datascope Responsibilities.

                  (a) Datascope, or one of its designees, will design, develop, test and manufacture the Monitor Cable.

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                  (b)      Datascope shall integrate and test the integration of
                           the components of the Aspect [**] Kit with the Datascope Patient Monitors.

         3.3      Aspect Responsibilities.

                  (a) Aspect will jointly design (with Datascope) the Monitor Cable.

                  (b) Aspect shall design, develop, and test the Aspect [**] Kit according to the mutually agreed specifications.

                  (c) Aspect will certify the implementation of BIS software into the host monitoring system and the integration of the Datascope [**] System into the associated monitoring systems.

4.   PURCHASE AND SALE OBLIGATIONS:

         4.1      Licenses - General.

                  Subject to the terms and conditions of this Agreement, Aspect agrees to sell to Datascope the Aspect Products listed on Exhibit A (Aspect Products and Purchase Prices). The components of the Aspect [**] Kits purchased from Aspect under this Agreement shall only be used as components in, incorporated into or integrated with the [**] System which Datascope sells or leases to third-party users in the regular course of business. The components of the [**] System shall only be resold, leased, rented, licensed or otherwise transferred to third parties for use as a part of a Datascope [**] System as part of a Datascope Patient Monitor or as replacement parts used in Datascope [**] Systems and Datascope shall only sell Aspect approved accessories including cables and sensor products in connection with any Datascope [**] System. During the term of this Agreement, Datascope agrees [**]. However, if Datascope believes that [**], then Datascope may [**]. Datascope [**] Datascope [**] for purposes of this Section 4.1.

         4.2      Aspect Software License.

                  Aspect hereby grants to Datascope a non-exclusive and non-transferable license, without the right to sublicense (except to purchasers of Datascope [**] Systems), during the term of the Agreement to use the Software loaded in the Aspect [**] Kit and related Documentation provided by Aspect solely in connection with operation of the components of Aspect [**] Kit in the Datascope [**] System. All rights granted to Datascope customers to use the Datascope [**] Systems shall survive any termination of this Agreement.

         4.3      Distribution of Aspect BIS Sensors

                  4.3.1    Outside of the United States

                           Aspect hereby grants to Datascope the right to distribute Aspect BIS Sensors solely for use on Datascope [**] Systems sold to Datascope customers outside of the

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                           United States who have purchased BIS solutions
                           exclusively in the form of Datascope [**] Systems. Aspect shall [**] Aspect shall [**] Aspect BIS Sensors for use with [**]. Datascope, [**] Aspect BIS Sensors [**] such Aspect BIS Sensors [**]. Datascope [**] Aspect BIS Sensors [**] Aspect BIS Sensors, [**] Aspect BIS Sensors [**]

                  4.3.2    Within the United States

                           Datascope may sell one starter kit of five (5) sensors with each Datascope [**] System sold to the customer purchasing the corresponding Datascope [**] System. In addition, if Aspect [**] this Agreement [**] Datascope [**] Aspect BIS Sensors [**] Datascope.

                           Datascope may also purchase sensors in the United States for demonstration purposes. Sensors purchased for demonstration use may not be resold to customers.

                  4.3.3    Prices

                           Prices for Aspect BIS Sensors purchased by Datascope hereunder shall be as set forth in Exhibit A (Aspect Products and Purchase Prices).

         4.4      Monitor Cable Development and Production.

                  4.4.1 NRE for any Datascope specific alterations to the Monitor Cable shall be borne by Datascope.

                  4.4.2 Initial development of the Monitor Cable must be done at Aspect's preferred cable vendor [**], with assistance provided by Aspect.

                  4.4.3 Datascope may utilize Aspect's tooling in the production of the cable, with the following conditions:

                           (a) Aspect retains ownership of all tooling that is not specifically unique to the Datascope Monitor Cable.

                           (b) Aspect has the right to transfer tooling to another vendor if necessary.

                           (c)      Aspect will provide design files to
                                    Datascope if Datascope desires its own
                                    tooling to produce cables at a different vendor.

                           (d) Aspect may [**] Monitor Cable [**] Monitor Cables. If Datascope [**] Datascope will [**]

         4.4      System Compatibility.

                  All Datascope Passport 2 and Spectrum systems shipped to locations where the BIS is used (OR, ICU and procedural sedation sites) will have host system software configured to support the Datascope [**] System and will be capable of

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                  accepting Aspect's Bispectral display [**]. Once BIS software is released for the Datascope Passport2 and Spectrum systems, BIS capability, at Datascope's discretion may add BIS capability to its installed base of Datascope Passport2 and Spectrum systems. Datascope Passport 2 and Spectrum comm port that have BIS capability will be marked in a location and size "BIS Ready" as mutually agreed upon.

         4.5      Exclusivity.

                  The Datascope [**] System will be [**] in the [**]. Nothing in this Agreement shall be construed to grant Aspect any license to sell, distribute or license to any third party any Datascope components, including the enabling software and Monitor Cable, in the Datascope [**] System. It is understood that Aspect sells, distributes, and licenses to other third parties both generic and customized Aspect BIS Engines and Aspect [**] Kits to meet the needs of other OEM customers, and nothing in this Agreement shall prohibit Aspect from continuing to sell, distribute, or license these products or components thereof to customers other than Datascope.

5.   SCOPE OF DELIVERY.

         5.1      Purchase Orders.

                  Purchase orders (via Fax, e-mail, other electronic transmission or paper) for Aspect Products to be purchased under this Agreement (the "Orders") must be received by Aspect during the term of this Agreement and must specify a delivery date in accordance with the lead-time schedule outlined below under Section 5.7. All Datascope Purchase Orders shall make reference to the appropriate engineering drawing or manufacturing reference numbers.

         5.2      Order Acknowledgements.

                  Datascope purchase orders that are within Datascope's forecasted quantities and do not include additional terms and conditions other than those included in this agreement shall be accepted by Aspect within [**] days of receipt of the purchase order. If the quantity requested is greater than Datascope's forecasted amount, Aspect will notify Datascope of such and will advise Datascope, within [**] days of the receipt of the purchase order of the time, using reasonable business efforts, that Aspect will need to fill the purchase order.

         5.3      Forecasts.

                  Datascope shall furnish to Aspect a non-binding [**] forecast during the term of this Agreement with the number and type of Aspect Products for which Datascope expects to submit orders for the following [**].

         5.4      Supply of Monitor Cables.

                  Datascope will supply enough Monitor Cables to Aspect, [**] to maintain an inventory sufficient to satisfy a rolling inventory of [**] of cables, including units sufficient to cover yield, service and warranty. Lead times listed in section 5.7 are dependent upon receipt of

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                  cables required to satisfy those orders.

         5.5      Installed Base Reporting.

                  On a [**] basis, Datascope will report units installed during that [**]. In the United States, this report will include number of units installed, date installed and the location by hospital name and city. Outside the US, the report will include number of units installed by country.

         5.6      Cancellation Charges.

                  In the event of the cancellation of any Order by Datascope, Datascope shall be liable for the payment of cancellation charges based on the documented damages (including lost revenues) suffered by Aspect. However, before such damages are documented, Aspect shall use its reasonable efforts to mitigate any damages. Such damages, however, shall not be greater than that shown below based on the number of days prior to scheduled delivery date that written notice of cancellation is received by Aspect, as outlined below:

                [**] weeks prior to acknowledged delivery   [**]
                [**] weeks prior to acknowledged delivery [**]% of order value [**] weeks prior to acknowledged delivery [**]% of order value [**] weeks prior to acknowledged delivery [**]% of order value [**] weeks prior to acknowledged delivery [**]% of order value

         5.7      Lead Times.

                  Lead times for the Datascope BIS System are expected to be [**] days. Late deliveries are subject to late fees of 1% per month (pro-rated daily). In the event of late deliveries by Aspect, Aspect will also promptly reimburse Datascope for expedited shipment charges that Datascope incurs as a direct result of late shipments of the Aspect [**] Kit from Aspect. [**] with the Monitor Cable, [**]

6.   ROYALTIES AND COMMISSIONS.

         6.1      Commissions on Sales of Aspect BIS Sensors.

                  For each Aspect BIS Sensor sold by Aspect to Datascope customers in the United States for use with Datascope [**] Systems, Aspect shall pay Datascope a commission equal to [**] percent of the net sales revenue realized by Aspect for such Aspect BIS Sensors. Aspect shall pay such commissions to Datascope on a [**] basis. With such [**] payments, Aspect shall provide to Datascope a list of Datascope customers to which such sales were made, the number of sensors sold in that [**], and the revenue realized from the sale of the sensors by Aspect. This [**] payment shall be provided to Datascope no later than 30 days following the end of each [**]. In the event that Aspect's standalone BIS monitors and/or the BIS modules of other manufacturers have also been installed at such sites in addition to Datascope [**] Systems, Datascope will be entitled to a [**]% commission only on BIS Sensor sales intended for use with Datascope [**] Systems. A pro rata determination will be based on the total number of BIS units

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                  of different types installed at such locations during the
                  period. To facilitate such calculations, Datascope will be responsible for providing Aspect with documentation, on a [**] basis, of the total number of Datascope [**] Systems installed, and the dates of installation.

7.   PRICES

         7.1      Purchase Prices.

                  The prices of Aspect Products purchased by Datascope hereunder (the "Purchase Prices"), which are ordered during the term of the Agreement, shall be as set forth in Exhibit A (Aspect Products and Purchase Prices).

         7.2      Customization Costs.

                  Additional cost (both NRE and incremental unit cost) for customization requested by Datascope of the product (mold color, labeling) will be borne by Datascope. Datascope shall be responsible for any charges requested by Datascope associated with scrap of inventory due to any subsequent changes made to customized product.

         7.3      Purchase Price Changes.

                  The Purchase Prices set forth in Exhibit A (Aspect Products and Purchase Prices) shall be reviewed 12 months after first delivery of production units and annually thereafter. In the event materials costs for the Aspect Products increase by more than [**] percent ([**]%), Aspect shall have the right no more than once per year during the term of this Agreement to increase the Purchase Price of the Aspect Products by an equivalent amount by delivering reasonable documentation supporting such increase and by giving Datascope written notice of the increase not less than [**] days prior to the date upon which the increased Purchase Price is to become effective. No Purchase Price increase shall apply to orders for Aspect Products accepted by Aspect prior to or during such [**] day period, which are to be delivered within [**] days of the date of such notice. Notwithstanding anything to the contrary in this Section 6.2, no Purchase Price increase shall apply unless Aspect has used its reasonable efforts to find alternate suppliers of the materials that have increased in cost and, despite exercising such reasonable efforts, was not able to locate such alternate suppliers.

         7.4      [**]
                  In no case shall the [**] Datascope [**] with Aspect [**] this Agreement [**].

         7.5      Taxes.

                  All prices for Aspect Products are exclusive of all federal, state and local taxes, levies and assessments, and Datascope shall be responsible for the payment of all such taxes, levies and/or assessments imposed on Aspect Products purchased and/or licensed by Datascope hereunder, excluding taxes based on Aspect's net income from the transaction. Datascope shall be responsible for providing in a timely manner all documentation, in the nature of exemption certificates or otherwise, necessary to allow Aspect to refrain from collections, such as sales tax,

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                  which it would otherwise be obligated to make.

8.   TERMS OF PAYMENT.

         8.1      Invoices.

                  Datascope shall pay to Aspect the Purchase Price for all Aspect Products shipped hereunder within [**] days after the receipt of Aspect's invoice. Nothing herein shall affect Aspect's right to withhold shipment or otherwise exercise its rights under Section 22 (Termination) hereof in the event of Datascope's failure to make payment when due for Aspect Products delivered to Datascope. Datascope shall have the right to provide Aspect with a specific address to which Aspect will send invoices for Aspect Products purchased under this Agreement.

         8.2      Late Payment Charge.

                  Subject to applicable law, service and/or interest charges not exceeding the lesser of 1% per month or the highest amount permitted by law may, at the election of Aspect, be assessed on amounts past due more than [**] days (that is, more than [**] days after the payment due date as specified in Section 8.1). Datascope, however, shall receive a [**] percent ([**]%) discount if payment is made within [**] days of date of invoice.

9.   SHIPMENT AND DELIVERY.

         9.1 Delivery Location. Each shipment must indicate the exact address of the recipient on the outside of the packaging as follows:

                                 Datascope Corp
                               800 MacArthur Blvd
                              Mahwah, NJ 07430 USA
                                 (201) 995-8000

         9.2      Delivery Terms.

                  All shipments hereunder shall be FOB Aspect's Massachusetts point of origin (Incoterms 1990). All Aspect Products shall be deemed delivered and subject to Datascope's dominion and control only when properly packed and ready for shipment to Datascope and placed in the possession of a carrier designated by Datascope. Aspect shall cooperate with Datascope in the documentation and proof of loss claims promptly presented by Datascope to the appropriate carrier and/or insurer.

         9.3      Delivery Date and Date of Dispatch.

                  The requested delivery date shall be specified on the Datascope Purchase Order provided that such delivery date must be at least [**] days after the date Aspect receives the Order; provided, however, that Aspect shall use its reasonable efforts to deliver the Order as close to requested date as reasonably possible (taking other customer demands on Aspect

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                  into account). Aspect shall utilize reasonable efforts to
                  ensure that the order is delivered in accordance with Aspect's order acknowledgement and that the date of dispatch is [**] calendar days prior to the delivery date. Late delivery penalties to Aspect will apply as specified in Section 5.7 of this Agreement.

10.  ACCEPTANCE.

         Any Aspect Product shipped hereunder may be subjected to inspection and performance testing by Datascope, to confirm that it functions in accordance with Aspect's applicable product specifications in effect at the time of delivery of such Aspect Products to Datascope. Datascope shall provide written notice to Aspect of the rejection of any such Aspect Product within [**] days of the date of receipt of any Aspect Product. Aspect shall have [**] days from receipt of a notice from Datascope rejecting an Aspect Product either, at its option, to make any necessary repairs to the defective Aspect Product or to replace it. If Aspect replaces an Aspect Product, Datascope shall dispose of the replaced Aspect Product in accordance with Aspect's instructions and at Aspect's expense. Datascope's sole remedy for rejected Aspect Products shall be limited to prompt repair or replacement of such Aspect Products.

11.  WARRANTY.

         11.1     General.

                  Aspect warrants solely to Datascope that Aspect Products (including Software) delivered hereunder shall perform substantially in accordance with the specifications in Exhibit B (Aspect's [**] Kit) and shall be free from defects in materials and workmanship, when given normal, proper and intended usage, for [**] months from the date of shipment of the Datascope [**] System to Datascope end customer site or [**] months from the date of shipment by Aspect to Datascope, whichever is less. This warranty shall not apply to expendable components and supply items, such as, but not limited to, cables (except for failures occurring within [**] days of receipt of shipment), or disposable items such as an Aspect BIS Sensor after the expiration date marked on the Sensor packaging. Aspect shall not have any obligation under this Agreement to make repairs or replacements which are required by normal wear and tear, or which result, in whole or in part, from catastrophe, fault or negligence of Datascope, or anyone claiming through or on behalf of Datascope, or from improper or unauthorized use of Aspect Products, or use of Aspect Products in a manner for which they were not designed, or by causes external to Aspect Products such as, but not limited to, power or air conditioning failure.

         11.2     Warranty Procedures.

                  Datascope shall notify Aspect of any Aspect Products which it believes to be defective during the applicable warranty period and which are covered by the warranties set forth in Section
                  11.1. At Aspect's option, such Aspect Products shall be returned by Datascope

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                  to Aspect's designated facility for examination and testing, or may be repaired on site by Aspect. Aspect shall either repair or replace, within [**] days of receipt by Aspect, any such Aspect Product found to be defective and return these Products to Datascope. Transportation and insurance costs shall be borne by Aspect. Should Aspect's examination and testing not disclose any defect covered by the foregoing warranty, Aspect shall so advise Datascope and dispose of or return the Aspect Product in accordance with Datascope's instructions and at Datascope's expense, and Datascope shall reimburse Aspect for transportation and insurance costs.

         11.3     Repair Warranty.

                  Aspect warrants its repair work and/or replacement parts for the duration of the original warranty period as set forth in
                  Section 11.1 or at least [**] months, whichever is longer.

         11.4     DISCLAIMER OF WARRANTIES.

                  THE PROVISIONS OF THE FOREGOING WARRANTIES ARE IN LIEU OF ANY OTHER WARRANTY, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT.

12.  SERVICE AND SUPPORT

         12.1     Service and Support.

                  Datascope shall be responsible for providing installation, customer training, service and support (including repair) to its end customers for the Aspect Products Datascope sells to such customers, and Datascope shall bear all related costs incurred for labor, parts, or travel to perform such service.

         12.2     Service Training.

                  Aspect agrees to provide initial service training to a mutually agreed upon number of Datascope service representatives prior to the market release of the [**] Systems, as well as periodic (typically [**]) ongoing training for existing and new Datascope service personnel.

         12.3     Service Period.

                  For a period of [**] following the last delivery to Datascope of the applicable Aspect Product ordered by Datascope hereunder, Aspect shall use its reasonable efforts to make available repair service (or at Aspect's sole discretion, exchange units for the Aspect Products) for purchase by Datascope and third party users of the Aspect products at Aspect's then-current prices for such repair services and exchange units. After expiry of this [**] period, Aspect may, in its sole discretion, continue to supply repair services (and/or exchange units for the Aspect Products) subject to the mutual written agreement of the Parties.

         12.4     Service Reporting.

                  Aspect shall maintain a complete record of all repair activities performed on any Aspect Products received for

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                  repair.

13.  QUALITY ASSURANCE.

         13.1 Certification Status. Both parties agree to maintain, as applicable, ISO900x or ISO13485, EN460x, European directive 93/42/EEC Annex II ("MDD AX-II") certification status and compliance with the U.S. Food and Drug Administrations ("FDA") Quality System Regulation ("QSR"), the European Medical Device Directive ("MDD"), and other appropriate regulations pertinent to the development, manufacturing and marketing of medical products similar to the Aspect Products.

         13.2 Aspect Product Compliance. All Aspect Products sold by Aspect under this Agreement shall fully comply with the above quality requirements and guidelines (MDD AX-II, FDA QSR, etc.)

         13.3 QA and Regulatory Audits. Aspect shall permit Datascope's Quality Assurance department to conduct a reasonable audit of its facilities at a mutually agreed upon date after the date of this Agreement for the purpose of approving its status as an OEM supplier, and reasonable periodic audits thereafter for the purpose of confirming continuing compliance with applicable quality and regulatory requirements and guidelines. Such audits shall be scheduled with at least [**] advance notice during normal business hours and shall not take place more than once per calendar year.

14.  REGULATORY MATTERS.

         14.1     Aspect Products.

                  Aspect shall assume full regulatory responsibility for the Aspect Products, including obtaining and maintaining all applicable governmental authorizations and regulatory approvals required to distribute the Aspect [**] Kit. Both Parties shall work together to develop a regulatory plan which defines precisely what the regulatory and localization requirements are for Datascope. In particular, Aspect shall be responsible for generating its own Device Master Record for the Aspect [**] Kit. It is understood that the Aspect [**] Kit shall be a component of the Datascope [**] System.

         14.2     Datascope [**] System.

                  Datascope shall assume the regulatory responsibility for the combination of the Aspect and Datascope components in the Datascope [**] System. Aspect shall provide commercially reasonable support to Datascope as required in the process of obtaining regulatory approvals by making available to Datascope any required information, data, certificates, or technical files as requested by the regulatory authorities.

         14.3     Product Complaints and Incident Reporting.

                  Datascope and Aspect shall inform each other in writing immediately about any event that may require incident reporting in any country. Datascope and Aspect shall inform each other in

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                  writing within [**] business days of a customer complaint
                  regarding the Datascope [**] System, the Aspect Products, or (outside the United States) Aspect BIS Sensors. Both parties will cooperate and use commercially reasonable efforts to resolve such customer complaints. Closure of any customer complaint relating to the Datascope [**] will occur when Datascope notifies Aspect that the problem is resolved. Closure of any customer complaint relating solely to Aspect Products or Aspect Sensors will occur when Aspect notifies Datascope that the problem is resolved.

         14.5     Delegation.

                  Datascope may at its sole discretion delegate some of the obligations under this Section 14 to its sub-distributors.

         14.6     Traceability.

                  Datascope agrees to maintain traceability through serial number and/or lot code for all Aspect products shipped to customer.

         14.7     Recalls and Payments.

                  In the event that Aspect desires to take a corrective action (including notifications or recalls) with respect to any of the Aspect Products sold to Datascope's customer or an end user that have been incorporated in any of the customer's products and distributed by the customer, and such action (i) is required to comply with applicable laws or regulations,
                  (ii) is determined by Aspect in its discretion for a reasonable business purpose or for safety reasons or (iii) is the result of Aspect's failure to supply Aspect Products that conform with the applicable warranty for such Aspect Products, the party's actions that required such action shall be responsible for the repair or replacement of the Aspect Products without cost to the other party, its Affiliates, distributors and subdistributors. The parties agree to consult with each other to establish a reasonable process for managing the corrective action.

15.  PRODUCT CHANGES; DISCONTINUED PRODUCTS; FUTURE PRODUCTS; CONTINUED SUPPLY.

         15.1     Software Updates.

                  Aspect shall make available to Datascope all future software features and performance improvements to the BIS software and the Aspect [**] Kit.

         15.2     Product Changes

                  Aspect shall have the right, at any time and from time to time, to make substitutions and modifications to Aspect Products, provided such substitutions or modifications shall not materially affect form, fit, function, reliability, serviceability, performance, functional interchangeability or interface capability of Aspect Products and further provided that Aspect attends to and pays for any associated regulatory related to the substitution or modification. In the event that any proposed substitution or modification affects, in Aspect's reasonable

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            ASPECT / DATASCOPE OEM DEVELOPMENT AND PURCHASE AGREEMENT

                  judgment, the form, fit, function, reliability, serviceability, performance, functional interchangeability or interface capability of an Aspect Product, Aspect shall give Datascope written notice of such proposed substitution or modification at least [**] days prior to its taking effect. Datascope, however, shall have the right, during such [**] day period and for [**] days thereafter, to order the Aspect Products without such substitution or modification for delivery up to [**] days after such substitution or modification takes effect. If as the expiration of the [**] day period Datascope wishes to still have the original design Aspect Product available, Aspect will either continue the original design as long as Datascope continues to order said design or provide Datascope with the technology, tooling designs, equipment design and their right to manufacture or have manufactured for it the original design Aspect Product. Aspect shall provide the appropriate verification and validation information for evaluating the effect of the change on the Datascope [**].

         15.3     Discontinued Products.

                  Aspect agrees to notify Datascope in writing not less than [**] months in advance of the discontinuance of any Aspect Products purchased by Datascope. Datascope shall be able to place orders for at least [**] months after receipt of the written notice in any case. In addition, Datascope shall be entitled to determine its lifetime-buy quantities and place a corresponding last purchase order.

         15.4     Future Products.

                  The Aspect Products are designed for use in measuring the effects of anesthetic and sedative agents on the brain during surgery and in the intensive care environment.

                  15.4.1 Aspect has an agreement with Boston Scientific Corporation for an option of exclusive distribution of Aspect BIS Sensors for the procedural sedation market in the United States. If Boston Scientific [**] Aspect BIS Sensors for the [**] Aspect agrees to [**] Datascope [**] Datascope [**] Aspect BIS Sensors [**]

16.  OWNERSHIP AND PROTECTION OF RESULTS.

         16.1     No Transfer of Ownership.

                  It is expressly agreed that neither Aspect nor Datascope shall transfer to the other Party any patent rights, copyrights or other intellectual property of any kind that either Party owns as of the Effective Date of this Agreement.

         16.2     Models, Patterns, Dies, etc.

                  Aspect shall retain the title to and possession of any models, patterns, dies, molds, jigs, fixtures, and other tools made for or obtained in connection with this Agreement and related to the Aspect Products, exclusive of the Datascope owned Monitor Cable molds.

17.  DOCUMENTATION AND TRAINING.

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            ASPECT / DATASCOPE OEM DEVELOPMENT AND PURCHASE AGREEMENT

         Aspect agrees to provide Datascope with product literature, sales team and customer training tools, operations and maintenance manuals, and other information and training to enable Datascope to sell and maintain Aspect Products.

18.  CONFIDENTIALITY.

         No confidential information disclosed by either Party to the other in connection with this Agreement shall be disclosed to any person or entity other than the recipient Party's employees and contractors directly involved with the recipient Party's use of such information who are bound by written agreement to protect the confidentiality of such information, and such information shall otherwise be protected by the recipient Party from disclosure to others with the same degree of care accorded to its own confidential information of like importance. In addition, each Party and its representatives shall use the confidential information only for the purposes specified under this Agreement and such information shall not be used for any other purpose without the prior written consent of the disclosing Party. To be subject to this provision, information must be delivered in writing and designated as proprietary or confidential, or if initially delivered orally, must be identified at the time of disclosure, and confirmed in writing as confidential within ten (10) days after such oral disclosure. Information shall not be subject to this provision if it is or becomes a matter of public knowledge without the fault of the recipient Party, if it was a matter of written record in the recipient Party's files prior to disclosure to it by the other Party, if it was or is received by the recipient Party from a third person under circumstances permitting its unrestricted disclosure by the recipient Party, or if it was independently developed by the recipient Party without reference to the confidential information. Upon termination of this Agreement, each Party shall promptly destroy all confidential information of the other Party in the possession or control of such Party and all copies thereof, provided that each Party may retain one copy thereof for archival purposes. The obligations under this Section 16 shall continue for both parties for a period of five (5) years after delivery by Aspect to Datascope of the last Aspect Product under this Agreement. Datascope is entitled to transmit confidential information of Aspect to Datascope subsidiaries and affiliated companies. In such, case these subsidiaries and affiliated companies may only use such information to the same extent as Datascope is entitled to use such information under this Agreement. Datascope shall be responsible if any of these subsidiaries and affiliated companies fails to comply with the confidentiality provisions of this Agreement.

19.  INDEMNITIES.

         19.1     Indemnification by Aspect.

                  Except as provided below, Aspect shall defend and indemnify Datascope from and against any damages, liabilities, costs and expenses (including reasonable

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            ASPECT / DATASCOPE OEM DEVELOPMENT AND PURCHASE AGREEMENT

                  attorney's fees) arising out of any claim that an Aspect Product infringes a valid patent or copyright in the Territory or misappropriates a trade secret of a third party, provided that (i) Datascope shall have promptly provided Aspect written notice thereof and reasonable cooperation, information, and assistance in connection therewith, and (ii) Aspect shall have sole control and authority with respect to the defense, settlement, or compromise thereof. Should any Aspect Product become, or, in Aspect's opinion, be likely to become the subject of an injunction preventing its use as a contemplated herein, Aspect may, at its option, (1) procure for Datascope the right to continue using such Aspect Product, (2) replace or modify such Aspect Product so that it becomes non-infringing, or, if (1) and (2) are not reasonably available to Aspect, then (3) accept return of the allegedly infringing Aspect Product and refund to Datascope the amount which Datascope has paid to Aspect for such Aspect Product.

                  (a) Aspect shall have no liability or obligation to Datascope hereunder with respect to any patent, copyright or trade secret infringement claim thereof based upon (i) use of the Aspect Product by Datascope in combination with devices or products not provided by Aspect (ii) use of the Aspect Product in an application or environment for which such Aspect Product was not designed or contemplated, (iii) modifications, alterations or enhancements of the Aspect Product not created by or for Aspect, or (iv) any claims of infringement of a patent, copyright or trade secret in which Datascope or any affiliate of Datascope has an interest. Datascope shall indemnify and hold Aspect harmless from all costs, damages and expenses (including reasonable attorney's fees) arising from any claim enumerated in clauses (i) through (iv) above.

                  (b) In the event that any claim is brought against Datascope as a result of personal injuries and/or property damages resulting from that portion of the Datascope [**] System developed and manufactured by Aspect, and provided further that such claims do not arise as a result of Datascope or its customer's misuse of the Aspect Products, or Datascope or its customer's use of the Aspect Products in an application for which it was not designed by Aspect, where such claim would not have occurred but for such Datascope or its customer's misuse or Datascope or its customer's use, Aspect agrees that it shall indemnify and hold Datascope and its directors, officers, employees, representatives and agents harmless from and against any damages, liabilities, costs and expenses (including attorneys' and other professional fees and other costs of litigation) arising out of such claim, provided that the procedures set forth in Section 19.3 are followed.

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            ASPECT / DATASCOPE OEM DEVELOPMENT AND PURCHASE AGREEMENT

         19.2      Indemnification by Datascope.

                  Except as provided below, Datascope shall defend and indemnify Aspect from and against any damages, liabilities, costs and expenses (including reasonable attorney's fees) arising out of any claim that a Datascope Patient Monitor infringes, for reasons other than the incorporation of the Aspect Product within such Datascope Patient Monitor, a valid patent or copyright in the Territory or misappropriates a trade secret of a third party, provided that (i) Aspect shall have promptly provided Datascope written notice thereof and reasonable cooperation, information, and assistance in connection therewith, and (ii) Datascope shall have sole control and authority with respect to the defense, settlement, or compromise thereof.

                  (a) Datascope shall have no liability or obligation to Aspect hereunder with respect to any patent, copyright or trade secret infringement claim thereof based upon (i) use of the Datascope Patient Monitor by Aspect in combination with devices or products not provided by Datascope, (ii) use of the Datascope Patient Monitor in an application or environment for which such Datascope Patient Monitor was not designed or contemplated, (iii) modifications, alterations or enhancements of the Datascope Patient Monitor not created by or for Datascope, or (iv) any claims of infringement of a patent, copyright or trade secret in which Aspect or any affiliate of Aspect has an interest. Aspect shall indemnify and hold Datascope harmless from all costs, damages and expenses (including reasonable attorney's fees) arising from any claim enumerated in clauses (i) through (iv) above

                  (b) In the event that any claim is brought against Aspect as a result of personal injuries and/or property damages resulting from the Datascope [**] System, and provided further that such claims do not arise as a result of the defective design or operation of that portion of the Datascope [**] System developed or manufactured by Aspect, Datascope agrees that it shall indemnify and hold Aspect and its directors, officers, employees, representatives and agents harmless from and against any damages, liabilities, costs and expenses (including attorneys' and other professional fees and other costs of litigation) arising out of such claim, provided that the procedures set forth in Section 19.3 are followed.

         19.3     Indemnification Procedures.

                  (a) In the event that any person intends to claim indemnification pursuant to this Agreement, (an "Indemnitee"), it shall promptly notify the indemnifying Party (the "Indemnitor") in writing of such alleged liability, provided that the failure to promptly notify the Indemnitor shall not relieve the Indemnitor of any obligation under this Agreement except to the extent

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            ASPECT / DATASCOPE OEM DEVELOPMENT AND PURCHASE AGREEMENT

                           such failure to provide prompt notice adversely impairs the Indemnitor's ability to defend against the claim, suit or proceeding.

                  (b) The Indemnitor shall have the sole right to control the defense and settlement thereof, provided, that
                           (i) the Indemnitor may not consent to imposition of any obligation or restriction on the Indemnitee in any settlement unless mutually agreed among Aspect and Datascope (ii) Indemnitor shall keep Indemnitee fully informed and permit the Indemnitee to participate (at Indemnitee's expense) as the Indemnitee may reasonably request and (iii) Indemnitee may, without affecting its right to indemnity hereunder, defend and settle any such claim, suit or proceeding if Indemnitor declines to defend against such claim, suit or proceeding or Files for Bankruptcy. The Indemnitee shall cooperate with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this Agreement.

                  (c) The Indemnitee shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any claim or suit without the prior written consent of Indemnitor, which Indemnitor shall not be required to give, provided that the Indemnitee may, without affecting its right to indemnity hereunder, defend and settle any such claim, suit or proceeding if the Indemnitor declines to take responsibility or Files for Bankruptcy.

20.  TRADEMARKS.

         20.1     Trademarks.

                  (a)      Ownership.

                           Datascope acknowledges and agrees that Aspect is the sole and exclusive owner of all right, title and interest in, or has valid licenses to the trademarks (the "Aspect Trademarks") identified on Exhibit D (Aspect Trademarks). Aspect acknowledges and agrees that Datascope is the sole and exclusive owner of all right, title and interest in and to the trademarks (the "Datascope Trademarks") identified on Exhibit D (collectively the "Aspect and Datascope" Trademarks). Each Party recognizes the value of the other Party's Trademarks and the good will associated with the other Party's Trademarks. Datascope agrees that its use of the Aspect Trademarks and any good will arising therefrom shall inure to the benefit of Aspect. Aspect agrees that its use of the Datascope Trademarks and any good will arising therefrom shall inure to the benefit of Datascope. Nothing contained herein shall create, nor shall be construed as an assignment of, any right, title or interest in or to the Aspect Trademarks to Datascope, or the Datascope Trademarks to Aspect, other than the grant of

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            ASPECT / DATASCOPE OEM DEVELOPMENT AND PURCHASE AGREEMENT

                           the licenses in Section 20.1 (c) below; it being acknowledged and agreed that all other right, title and interest in and to the Aspect Trademarks is expressly reserved by Aspect and its licensors, and all other right, title and interest in and to the Datascope Trademarks is expressly reserved by Datascope. Each Party shall keep the other Party's Trademarks free from all liens, mortgages or other encumbrances. Each Party agrees that it shall not attack or otherwise challenge the title, validity or any other rights of the other Party in or to its Trademarks.

                  (b)      Notice.

                           All Datascope [**] Systems that use the Aspect Trademarks shall be accompanied, where reasonable and appropriate, by a proprietary notice consisting of the following elements:

                           (i) The statement "[insert trademark(s)] is a trademark(s) of [or licensed to] Aspect Medical Systems, Inc.".

                           (ii) Datascope shall include the "(TM)" or "(R)" symbol, as instructed by Aspect, after the first prominent use of the Aspect Trademark in the Datascope Patient Monitor Operators Manual and related materials. Datascope shall have a period of sixty (60) days in which to begin to use the "(R)" symbol in replacement of the "(TM)" symbol upon receiving instructions to do so by Aspect for all new stock of such materials. Datascope may continue to deliver stocked literature before the change becomes effective.

                  (c)      License.

                           Each Party hereby grants to the other a nonexclusive, worldwide, royalty-free license (without the right to sublicense) to use the other Party's Trademarks to designate and promote Aspect Products in conjunction with Datascope [**] Systems. Neither Party shall have any other right to use, display or utilize the other Party's Trademarks for any other purpose or in any other manner.

                  (d)      Quality Standards.

                           (i)      Inspection.

                                    Upon reasonable notice and request, each Party will furnish to the other samples of its applicable advertising and promotional materials as necessary to allow the requesting Party to monitor compliance with this Agreement. In addition, upon reasonable notice and request, each licensee Party will permit the other

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            ASPECT / DATASCOPE OEM DEVELOPMENT AND PURCHASE AGREEMENT

                                    licensor Party to examine any products
                                    bearing the licensor Party's trademarks to verify that such .products meet the licensor Party' quality control standards for such products. If such products do not meet the licensor Party' quality control standards, the licensee Party shall not distribute such products with the licensor Party's trademarks.

                           (ii)     Protection and Infringement.

                                    Each Party agrees to cooperate with and
                                    assist the other Party in obtaining,
                                    maintaining, protecting, enforcing and
                                    defending the other Party's proprietary
                                    rights in and to its Trademarks. In the
                                    event that either Party learns of any
                                    infringement, threatened infringement or passing-off of the other Party's Trademarks , or that any third party claims or alleges that the other Party's Trademarks infringe the rights of the third Party obtaining such information shall notify the other Party giving the particulars thereof, and if such claims or allegations relate to this Agreement, the Datascope [**], the Aspect [**] Kit or Aspect Products sold hereunder, shall provide necessary information and assistance reasonably requested by such other Party in the event that such other Party decides that proceedings should be commenced.

                  (e)      Termination.

                           In addition to the termination rights set forth in
                           Section 22 hereof, in the event that either Party is in material breach of any provision of this Section 20, the non-breaching Party may, upon [**] days written notice, terminate the license granted in
                           Section 20.1 (c) if the breaching Party does not cure such breach or default within such [**] day period. In addition to the provisions of Section 22 hereof, upon termination of the license granted in Section
                           20.1 (c), or upon termination of this Agreement, for whatever cause:

                           (i) Each Party shall immediately cease and desist from any further use of the other Party's Trademarks and any trademarks confusingly similar thereto, either directly or indirectly;

                           (ii) All rights in the Aspect Trademarks granted to Datascope hereunder shall immediately revert to Aspect, and all rights in the Datascope Trademarks granted to Aspect hereunder shall immediately revert to Datascope.

                  (f)      Promotional Claims.

                           The general form of any promotional claims by Datascope regarding Aspect's Bispectral

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            ASPECT / DATASCOPE OEM DEVELOPMENT AND PURCHASE AGREEMENT

                           Index technology and/or the integration of Aspect's Bispectral Index technology in Datascope Patient Monitors, and the specific form of the use of Aspect's trade names and trademarks, and of intended use claims regarding Aspect's Bispectral Index technology, in promotional material, advertisement, and/or in written technical literature shall be subject to review and approval by Aspect prior to its publication or display. The general form of any promotional claims by Aspect regarding Datascope's Patient Monitors or the integration of Aspect's Bispectral Index technology in Datascope Patient Monitors, and the specific form of the use of Datascope's trade names and Trademarks, and of intended use claims regarding the Datascope [**] Systems, in promotional material, advertisement, and/or in written technical literature shall be subject to review and approval by Datascope prior to its publication or display.

21.  EXPORT.

         Datascope shall not export, directly or indirectly, Aspect Products (including when integrated into a Datascope Patient Monitor) or other products, information or materials provided by Aspect hereunder, to any country for which the United States requires any export license or other governmental approval at the time of export without first obtaining such license or approval. It shall be Datascope's responsibility to comply with the latest United States export regulations, and Datascope shall defend and indemnify Aspect from and against any damages, fines, penalties, assessments, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) arising out of any claim that Datascope Patient Monitors or other products, information or materials provided by Aspect hereunder were exported or otherwise shipped or transported in violation of applicable laws and regulations.

22.  TERM; DEFAULT AND TERMINATION.

         22.1     Term and Renewal.

                  The initial term of this Agreement shall commence on the Effective Date and shall continue for a period of five (5) years following introduction of the Datascope [**] System. On each anniversary date one (1) additional year is added to the term of this Agreement to maintain a five (5) year rolling term unless either Party provides written notice of termination to the other Party at least sixty (60) days prior to the anniversary date.

         22.2     Termination for good cause.

                  (a)      Termination by Aspect.

                           The Agreement may be terminated by Aspect giving [**] prior written notice to Datascope in the event Datascope has not commercially introduced a Datascope

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            ASPECT / DATASCOPE OEM DEVELOPMENT AND PURCHASE AGREEMENT

                           [**] System by [**].

                  (b)      Termination by Datascope.

                           The Agreement may be terminated by Datascope giving [**] prior written notice to Aspect if Aspect has failed to provide an Aspect [**] Kit consistent with the specifications outlined in Exhibit B to Datascope by [**].

                  (c)      Material Competitive Features / Competitive
                           Technologies.

                           (i) Datascope may terminate this Agreement if the Aspect [**] Kit does not have material competitive features for measuring the hypnotic effects of anesthetic and sedative agents on the brain. In order to exercise its rights under this Section 22.2(c), Datascope must provide [**] prior written notice to Aspect, specifying in reasonable detail the material features or capabilities that are required. Following receipt of such notification, Aspect shall have [**] to include such features in the Aspect [**] Kit. If at the end of such [**] period, Aspect is unable to do so, Datascope may terminate the Agreement.

                           (ii) If Datascope [**], Aspect may [**] with [**] written notice, [**] to Datascope [**].

         22.3     Events of Default.

                  The following shall constitute events of default under this
                  Agreement:

                  (i) if either Party assigns this Agreement or any of its rights or obligations hereunder without the prior written consent of the respective other Party, except: (a) as specifically permitted under this Agreement; or (b) in connection with the sale or other transfer of such Party's business to which this Agreement relates (the word "assign" to include, without limiting the generality thereof, a transfer of a majority interest in the Party) or

                  (ii) if either Party shall neglect or fail to perform or observe any of its obligations to the other Party hereunder, including, without limiting the generality thereof, the timely payment of any sums due, and such failure is not cured within thirty (30) days (ten
                           (10) days in the event of a default in the payment of amounts owed the other Party) after written notice thereof from the other Party; or

                  (iii) if there is (a) a dissolution, termination of existence, liquidation, insolvency or business failure of either Party, or the appointment of a

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                           custodian or receiver of any part of either Party's
                           property, if such appointment is not terminated or dismissed within thirty (30) days; (b) a composition or an assignment or trust mortgage for the benefit of creditors by either Party; (c) the commencement by either Party of any bankruptcy proceeding under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally; or (d) the commencement against either Party of any proceeding under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within thirty (30) days ("File for Bankruptcy").

         22.4     Remedies.

                  Upon any event of default, and in addition to any other remedies either Party may have at law or in equity, the non-defaulting Party may terminate the Agreement, cancel any outstanding Order, refuse to make or take further Orders or deliveries, cancel any discount given, and declare all obligations immediately due and payable. Any such termination or other action taken by the non-defaulting Party pursuant to this Section 22.4 shall not relieve the defaulting Party of its obligations hereunder and the non-defaulting Party shall retain all legal and equitable remedies after such termination.

23.  INSURANCE.

         Upon request, Aspect shall provide evidence of product liability, general liability and property damage insurance against an insurable claim or claims which might or could arise regarding Aspect products purchased from Aspect. Such insurance shall contain a minimum limit of liability for bodily injury and property damage of not less than 1,000,000 (one million) US$.

24.  DISPUTE RESOLUTION

         24.1     General.

                  Any dispute, controversy or claim arising out of or relating to this Agreement or any related agreement or the validity, interpretation, breach or termination thereof (a "Dispute"), including claims seeking redress or asserting rights under applicable law, shall be resolved in accordance with the procedures set forth herein. Until completion of such procedures, no Party may take any action not contemplated herein to force a resolution of the Dispute by any judicial or similar process, except to the limited extent necessary to;
                  (i) avoid expiration of a claim that might eventually be permitted hereby; or (ii) obtain interim relief, including injunctive relief, to preserve the status quo or prevent irreparable harm.

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            ASPECT / DATASCOPE OEM DEVELOPMENT AND PURCHASE AGREEMENT

         24.2     Waiver.

                  In connection with any Dispute, the parties expressly waive and forego any right to (i) punitive, exemplary, statutory, enhanced or similar damages in excess of compensatory damages and (ii) trial by jury.

         24.3     Good Faith Negotiations.

                  Any Dispute relating to this Agreement (a "Dispute") will be resolved first through good faith negotiations between appropriate management-level representatives of each Party having responsibility for the sale or use of products involved.

         24.4     Mediation.

                  If within sixty (60) days the parties are unable to resolve the dispute through good faith negotiation, either Party may submit a Dispute for resolution by mediation pursuant to the Center for Public Resources Model Procedure for Mediation of Business Disputes as then in effect. The mediation shall be conducted in Boston, Massachusetts. Mediation will continue for at least thirty (30) days unless the mediator chooses to withdraw sooner. At the request of either Party, the mediator will be asked to provide an evaluation of the Dispute and the parties' relative positions. Each Party shall bear its own costs of mediation effort.

         24.5     Arbitration.

                  After completion of any mediation effort, a Party may submit the Dispute for resolution by arbitration pursuant to the Non-Administered Arbitration Rules of the Center for Public Resources as in effect on the date hereof, unless the parties agree to adopt such rules as in effect at the time of the arbitration. The arbitral tribunal shall be composed of one arbitrator; and the arbitration shall be conducted in Boston, Massachusetts. If the resolution of the Dispute is not found within the terms of this Agreement, the arbitrator shall determine the Dispute in accordance with the governing law of the Agreement, without giving effect to any conflict of law rules or other rules that might render such law inapplicable or unavailable. The prevailing Party in any arbitration conducted under this Section shall be entitled to recover from the other Party (as part of the arbitral award or order) its reasonable attorneys' fees and other costs of arbitration.

         24.5     Applicable Law.

                  The law applicable to the validity of this arbitration provision, the conduct of the arbitration, the challenge to or enforcement of any arbitral award or order or any other question of arbitration law or procedure shall be governed exclusively by the Federal Arbitration Act, 9 U.S.C. sections 1-16; however, the award can be modified or vacated on grounds cited in the Federal Arbitration Act or, if the arbitrator's findings of facts are not supported by substantial evidence or the conclusions of law are erroneous, under the laws of the Commonwealth of Massachusetts. The place of

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            ASPECT / DATASCOPE OEM DEVELOPMENT AND PURCHASE AGREEMENT

                  arbitration shall be in Boston, Massachusetts. The parties agree that the federal and state courts located in the Commonwealth of Massachusetts shall have exclusive jurisdiction over any action brought to enforce this arbitration provision, and each Party irrevocably submits to the jurisdiction of said courts. Notwithstanding the foregoing sentence, either Party may apply to any court of competent jurisdiction, wherever situated, for enforcement of any judgment on an arbitral award.

         24.6     Time Limit.

                  Except as time barred under any applicable statute of limitations of lesser duration, any claim by either Party shall be time-barred unless the asserting Party commences an arbitration proceeding with respect to such claim within two years after the cause of action has accrued.

         24.7     Provisional or Interim Judicial Measures.

                  Notwithstanding any other provision of this Agreement, the parties expressly agree that prior to the first meeting of the arbitrator either shall have the right to apply to any state or federal court in the Commonwealth of Massachusetts or any other court that would otherwise have jurisdiction, for provisional or interim measures.

         24.8     Consolidated Proceedings.

                  Each Party hereby consents to a single, consolidated arbitration proceeding of multiple claims, or claims involving more than two parties. The prevailing Party or parties in any arbitration conducted under this paragraph shall be entitled to recover from the other Party or parties (as part of the arbitral award or order) its or their reasonable attorneys' fees and other reasonable costs of arbitration.

25.  GENERAL PROVISIONS.

         25.1     Force Majeure.

                  In the event that either Party is prevented from performing, or is unable to perform, any of its obligations under this Agreement due to any act of God, fire, casualty, flood, war, strike, lock out, failure of public utilities, injunction or any act, exercise, assertion or requirement of governmental authority, epidemic, destruction of production facilities, insurrection, inability to procure materials, labor, equipment, transportation or energy sufficient to meet manufacturing needs, or any other cause beyond the reasonable control of the Party invoking this provision, and if such Party shall have used its best efforts to avoid such occurrence and minimize its duration and has given prompt written notice to the other Party, then the affected Party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

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            ASPECT / DATASCOPE OEM DEVELOPMENT AND PURCHASE AGREEMENT

         25.2     Publicity.

                  Neither Party shall originate any publicity, news release or other public announcement relating to this Agreement or the existence of an arrangement between the Parties without the prior written approval of the other Party, except as otherwise required by law.

         25.3     Waiver.

                  The waiver by either Party of a breach or a default of any provision of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has, or may have hereunder, operate as a waiver of any right, power or privilege by such Party.

         25.4     No Agency.

                  Nothing contained in this Agreement shall be deemed to constitute either Party as the agent or representative of the other Party, or both Parties as joint venturers or partners for any purpose. Neither Party shall be responsible for the acts or omissions of the other Party, and neither Party shall have authority to speak for, represent or obligate the other Party in any way without prior written authority from the other Party.

         25.5     Survival of Obligations.

                  All obligations of either Party under Sections 11 (Warranty), 12 (Service and Support), 14 (Regulatory Matters), 16 (Ownership and Protection of Results), 18 (Confidentiality), 19 (Indemnities), 20 (Trademarks), 24 (Dispute Resolution), and 25.6 (Limitation on Liability) shall survive the expiration or termination of this Agreement and continue to be enforceable.

         25.6     LIMITATION ON LIABILITY.

                  EXCEPT AS PROVIDED IN SECTION 19, EACH PARTY'S LIABILITY ARISING OUT OF THE MANUFACTURE, SALE OR SUPPLYING OF ASPECT PRODUCTS OR THEIR USE OR DISPOSITION, WHETHER BASED UPON WARRANTY, CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED ALL AMOUNTS PAID AND PAYABLE BY DATASCOPE TO ASPECT UNDER THIS AGREEMENT. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR OTHER INDIRECT DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, LOSS OF DATA OR LOSS OF USE DAMAGES) ARISING OUT OF THE MANUFACTURE, SALE OR SUPPLYING OF ASPECT PRODUCTS.

         25.7     Severability.

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            ASPECT / DATASCOPE OEM DEVELOPMENT AND PURCHASE AGREEMENT

                  In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected and the rights and obligations of the Parties shall be construed and enforced as if the Agreement did not contain the particular provisions held to be unenforceable.

         25.8     Governing Law.

                  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to conflict of laws principles, and shall not be governed by the U.N. Convention on Contracts for the International Sale of Goods.

         25.9     Notices.

                  Any notice or communication with regard to the termination of or changes to this Agreement from one Party to the other shall be in writing and either personally delivered or sent via certified mail, postage prepaid and return receipt requested addressed, to such other Party at the address of such Party specified in this Agreement or such other address as either Party may from time to time designate by notice hereunder.

         25.10    Entire Agreement.

                  This Agreement constitutes the entire agreement between the Parties. No waiver, consent, modification or change of terms of this Agreement shall bind either Party unless in writing signed by both Parties, and then such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given. There are no understandings, agreements, representations or warranties, expressed or implied, not specified herein regarding this Agreement or the Aspect Products purchased and/or licensed hereunder. Only the terms and conditions contained in this Agreement shall govern the transactions contemplated hereunder, notwithstanding any additional, different or conflicting terms which may be contained in any Order or other document provided by one Party to the other. Failure of Aspect to object to provisions contained in any Order or other document provided by Datascope shall not be construed as a waiver of the terms and conditions of this Agreement nor an acceptance of any such provision.

         25.11    Headings.

                  Captions and headings contained in this Agreement have been included for ease of reference and convenience and shall not be considered in interpreting or construing this Agreement.

         25.12    Exhibits:

                  The following Exhibits shall be part of this Agreement:

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            ASPECT / DATASCOPE OEM DEVELOPMENT AND PURCHASE AGREEMENT

                     Exhibit A:  Aspect Products and Purchase Prices

                     Exhibit B:  Specifications: Aspect's [**] Kit

                     Exhibit C:  Contact Persons/Addresses

                     Exhibit D:  Aspect and Datascope Trademarks

         25.13    Beneficiaries.

                  Except for the provisions of Section 19 hereof, which are also for the benefit of the other Persons indemnified, this Agreement is solely for the benefit of the parties hereto and their respective affiliates, successors in interest and permitted assigns and shall not confer upon any other person any remedy, claim, liability, reimbursement or other right in excess of those existing without reference to this Agreement.

         25.14    Assignment.

                  Neither Party may assign or delegate this Agreement or any rights or obligations under this Agreement without the prior written consent of the other, which shall not be unreasonably withheld; provided, however, that Datascope may, without the prior written consent of Aspect, assign and delegate this Agreement and any or all of its rights and obligations hereunder to any of its affiliates, and provided that either party shall have the right to assign this Agreement in connection with a sale of the business of such party to which this Agreement relates.

IN WITNESS WHEREOF, this Agreement has been duly executed as a sealed instrument as of the date specified above.

Aspect Medical Systems, Inc.        Datascope.

By: /s/ J. Neal Armstrong           By: Unreadable
    -------------------------           ----------------------------

Title: CFO                          Title: President
       -----------------------             -------------------------
        7-30-03                              7-28-03

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            ASPECT / DATASCOPE OEM DEVELOPMENT AND PURCHASE AGREEMENT

                                    EXHIBIT A
                       ASPECT PRODUCTS AND PURCHASE PRICES

A) ASPECT BIS/EEG MODULE KIT:

Price for the Aspect [**]
Kit:  $[**]
Demonstration Aspect [**] Kit:                                    $[**]

Additional incremental NRE and unit cost for customization of the product (i.e.
     Mold color, labeling) will be borne by Datascope.

Aspect and Datascope will agree to the size of the demonstration pool of Datascope [**] Systems.

Datascope will be responsible for providing Aspect with documentation, on a [**] basis, of the total number of Datascope [**] Systems installed in the United States during the [**] just ended, the locations, by zip code, of such Datascope [**] Systems and the dates of sale and installation.

B) ASPECT BIS SENSORS

Price for the Aspect BIS Sensors: $[**].

Volume discounts are based on the total volume of sensors purchased. Each calendar year pricing levels will be set initially based on the volume of sensors [**], with subsequent volume discounts realized as additional volume discounts are achieved. The discounted price will apply only to the sensors purchased after the volume discount is achieved; it is not retroactive to sensors purchased prior:

QUANTITY PER YEAR                     PRICE
      [**]                            $[**]
      [**]                            $[**]
      [**]                            $[**]
      [**]                            $[**]

Starter kit of five (5) sensors (of like kind):               $[**]
Demonstration kit of five (5) sensors (of like kind):         $[**]
NOTE:  Demonstration kit sensors cannot be resold by Datascope.
Pricing applicable to [**].

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            ASPECT / DATASCOPE OEM DEVELOPMENT AND PURCHASE AGREEMENT

                                    EXHIBIT B
                         SPECIFICATIONS: ASPECT [**] KIT

                            [ASPECT [**] KIT CHART]

[**]
[**]
         Main Parameters:                   [**]
         Bispectral Index:                  0-100 unitless scale

         USB Interface:                     [**]
         RS-232 Interface:                  [**]
         RS-485 Interface:                  [**]

         Dimensions (main body):            [**]
                                            [**]
         Weight:                            [**]
                                            [**]     [**]
         Cable Length:                      [**]
         Temperature:                       [**]
                                            [**]

         Humidity:                          [**]
                                            [**]

         Pressure:                          [**]
                                            [**]

         Electrical Safety:                 [**]
         Input Impedance:                   [**]

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            ASPECT / DATASCOPE OEM DEVELOPMENT AND PURCHASE AGREEMENT

         Noise (RTI):                       [**]
         Input Range:                       [**]
         EEG Bandwidth:                     [**]
         A/D Conversion:                    [**]
         Sample Rate:                       [**]
         Patient Leakage:                   [**]

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            ASPECT / DATASCOPE OEM DEVELOPMENT AND PURCHASE AGREEMENT

                                    EXHIBIT C
                            CONTACT PERSONS/ADDRESSES

CONTACT PERSONS AND RESPONSIBILITIES AT ASPECT:

                                                                                EMAIL
                                                                             PHONE NUMBER
    PERSON                  TITLE                  RESPONSIBILITY             FAX NUMBER
===============       =================        ======================  =======================
Joan Rubin            Director, Global         Contract and Marketing  jrubin@aspectms.com
                      Partnerships
---------------       -----------------        ----------------------  -----------------------
Steve Mesrobian       Manager, OEM             Project Manager         smesrobian@aspectms.com
                      Engineering
---------------       -----------------        ----------------------  -----------------------
Steve Perez           Director, Quality        Quality and Regulatory  sperez@aspectms.com
                      Systems                  Matters
---------------       -----------------        ----------------------  -----------------------

MAILING ADDRESS:      Aspect Medical Systems, Inc.
                      141 Needham St.
                      Newton, MA 02464
                      USA

CONTACT PERSONS AND RESPONSIBILITIES AT DATASCOPE:

[To be provided by Datascope with thirty (30) days of the date of this Agreement

                                                                                EMAIL
                                                                             PHONE NUMBER
   PERSON                  TITLE                   RESPONSIBILITY             FAX NUMBER
============          ================         =====================   ==========================
Lesla Orsino          Senior Business          Product Manager,        Lesla_orsino@datascope.com
                      Manager                  Passport 2 & Spectrum   (201) 995-8021
                                                                       fax:  (201) 995-8612
------------          ----------------         ---------------------   --------------------------
Rick Byrd             Senior Principal         Project Manager,        Richard_byrd@datascope.com
                      Engineer                 Passport 2 & Spectrum   (201) 995-8372
------------          ----------------         ---------------------   --------------------------

------------          ----------------         ---------------------   --------------------------

MAILING ADDRESS:      Datascope Corp
                      800 MacArthur Blvd
                      Mahwah, NJ  07430

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            ASPECT / DATASCOPE OEM DEVELOPMENT AND PURCHASE AGREEMENT

                                    EXHIBIT D
                         ASPECT AND DATASCOPE TRADEMARKS

 ASPECT TRADEMARKS                                             REFERENCE
 -----------------                                             ---------
Aspect(R)                             Aspect  is a trademark of Aspect Medical
                                      Systems, Inc

A-2000(TM)                            A-2000 is a trademark of Aspect Medical
                                      Systems, Inc.

Bispectral Index(R)                   Bispectral is a registered trademark of Aspect Medical Systems,
                                      Inc.

BIS(R)                                BIS is a registered trademark of Aspect Medical Systems, Inc.

[BIS LOGO]                            BIS logo is a registered trademark of
                                      Aspect Medical Systems, Inc.

DATASCOPE TRADEMARKS                  REFERENCE

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